UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 13, 2010

OCCIDENTAL PETROLEUM CORPORATION

(Exact Name of Registrant
as Specified in Its Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of Principal Executive Offices)	(ZIP Code)

(310) 208-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

On December 13, 2010, Occidental Petroleum Corporation (“Occidental”) entered into an Underwriting Agreement with Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Occidental agreed to issue and sell to the Underwriters $600 million aggregate principal amount of its 1.45% Senior Notes due 2013 (the “2013 Notes”), $700,000,000 aggregate principal amount of its 2.50% Senior Notes due 2016 (the “2016 Notes”) and $1,300,000,000 aggregate principal amount of its 4.10% Senior Notes due 2021 (the “2021 Notes and, collectively with the 2013 Notes and the 2016 Notes, the “Notes”). The public offering price was 99.881% of the principal amount in the case of the 2013 Notes, 99.940% of the principal amount in the case of the 2016 Notes and 99.977% of the principal amount in the case of the 2021 Notes. The net proceeds from the offering of approximately $2,584 million, after deducting underwriting discounts and estimated offering expenses, will be used for general corporate purposes, including acquisitions.

The Underwriting Agreement contains customary representations, warranties and agreements by Occidental, and customary conditions to closing, indemnification obligations of Occidental and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions.

The Notes will be issued pursuant to an Indenture dated April 1, 1998 between Occidental and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, the original trustee, as supplemented by an Officers’ Certificate, dated December 16, 2010, setting forth the specific terms applicable to the Notes (the “Officers’ Certificate”).  The 2013 Notes will bear interest at the rate of 1.45% per year, the 2016 Notes will bear interest at the rate of 2.50% per year and the 2021 Notes will bear interest at the rate of 4.10% per year.  Interest on the 2013 Notes will be payable semi-annually in arrears on June 13 and December 13 of each year, beginning on June 13, 2011. Interest on the 2016 Notes and the 2021 Notes will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2011.

Occidental may redeem some or all of the Notes of any series at any time or from time to time at the redemption price set forth in such Notes.

The Notes were sold pursuant to Occidental’s automatic shelf registration statement on Form S-3 (Registration No. 333-152875) under the Securities Act of 1933.  Occidental has filed with the Securities and Exchange Commission a final prospectus supplement, dated December 13, 2010, together with the accompanying prospectus, dated August 11, 2008, relating to the offering and sale of the Notes.

For a complete description of the terms and conditions of the Underwriting Agreement, the Officers’ Certificate and the Notes, please refer to the Underwriting Agreement, the form of the Officers’ Certificate, the form of the 2013 Note, the form of the 2016 Note and the form of the 2021 Note, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4, respectively.

In the ordinary course of their respective businesses, certain of the underwriters and their respective affiliates have engaged, and may in the future engage, in commercial banking and investment banking transactions with Occidental and its affiliates, for which they have received and in the future may receive compensation.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 13, 2010, among Occidental Petroleum Corporation, Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1	Officers’ Certificate, dated December 16, 2010, establishing the terms and form of the 1.45% Senior Notes due 2013, the 2.50% Senior Notes due 2016 and the 4.10% Senior Notes due 2021.

4.2	Form of 1.45% Senior Note due 2013.

4.3	Form of 2.50% Senior Note due 2016.

4.4	Form of 4.10% Senior Note due 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

Date:	December 16, 2010	By:	/s/ Roy Pineci
			Name:	Roy Pineci
			Title:	Vice President, Controller and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 13, 2010, among Occidental Petroleum Corporation, Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1	Officers’ Certificate, dated December 16, 2010, establishing the terms and form of the 1.45% Senior Notes due 2013, the 2.50% Senior Notes due 2016 and the 4.10% Senior Notes due 2021.

4.2	Form of 1.45% Senior Note due 2013.

4.3	Form of 2.50% Senior Note due 2016.

4.4	Form of 4.10% Senior Note due 2021.